UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2008

Bridge Capital Holdings
(Exact name of registrant as specified in its charter)

California	000-50974	80-0123855
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

55 Almaden Boulevard, Suite 200
San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

(408) 423-8500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; and
Item 3.02 Unregistered Sales of Equity Securities

On December 4, 2008, Bridge Capital Holdings (the “Company”) entered into a Stock Purchase Agreement with Carpenter Fund Manager GP, LLC (the “Manager”) on behalf of Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-CA, L.P. (collectively “Carpenter”) under which the Company has agreed to sell 300,000 shares of its Series B Mandatorily Convertible Cumulative Preferred Stock (the “Series B Preferred Stock”) to Carpenter for aggregate consideration of $30.0 million. The sale of the Series B Preferred Stock will be made as a private placement that is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to an exemption under Section 4(2) thereof.

Dividends on the Series B Preferred Stock are cumulative, payable quarterly, and accrue at the rate of 10% per year. Each share of Series B Preferred Stock is convertible into one share of the Company’s Series B-1 Mandatorily Convertible Cumulative Preferred Stock (the “Series B-1 Preferred Stock”) or, initially, 10 shares of common stock, subject to certain conditions. The Series B Preferred Stock has no voting rights, except as required by law or with respect to certain actions that adversely affect the rights of the Series B Preferred Stock. The Series B-1 Preferred Stock has the right to vote with the Company’s common stock on all matters at the rate of 10 votes per share, but otherwise has the same rights, preferences and privileges as the Series B Preferred Stock.

The Company is obligated to call a special meeting of shareholders to approve the conversion of the Series B Preferred Stock and Series B-1 Preferred Stock (collectively, the “Preferred Stock”) to common stock (the “Special Meeting”) as promptly as practicable following closing.

If the conversion of the Series B Preferred Stock to common stock is approved at the Special Meeting, each share of Series B Preferred Stock will immediately convert to into one share of Series B-1 Preferred Stock.

Each such share of the Series B-1 Preferred Stock will initially be convertible into ten shares of the Company’s common stock after the later of (i) 18 months or (ii) such time that shareholder and regulatory approvals, to the extent required for conversion, are received (the “Mandatory Conversion Date”), provided however, that if the average closing price of the Company’s common stock on Nasdaq does not equal or exceed $10.00 per share over the 20 consecutive trading days immediately prior to the Mandatory Conversion Date (the “Current Market Price Condition”), the Mandatory Conversion Date will be extended for successive six month periods until the Current Market Price Condition is met.

The Company can cause the Preferred Stock to convert to common stock on or after the first anniversary of the sale of the Series B Preferred through 18 months after the sale if (i) the Company fully pays accrued dividends on the Preferred Stock and prepays dividends that would have accrued through the date that is 18 months after the initial sale of the Preferred Stock, (ii) the Company’s shareholders have approved the conversion and (iii) the Current Market Price Condition is satisfied as of such date. On or after 18 months following the sale of the Series B Preferred, the Company can cause the Preferred Stock to convert to common stock if (i) the Current Market Price Condition is satisfied, (ii) the Company fully pays all dividends accrued on the Preferred Stock through the date of conversion, and (iii) the Company’s shareholders have approved the conversion.

If the conversion of the Series B Preferred stock is not approved at the Special Meeting, a number of shares of Series B Preferred Stock shall convert to Series B-1 Preferred Stock on an one-for-one basis such that the Series B-1 Preferred Stock shall have aggregate voting rights equivalent to 19.99% of the Company’s common stock outstanding as of the date the Series B Preferred Stock was first issued, or less if and to the extent that regulatory approvals are required. The remaining Series B Preferred shares would remain outstanding. Neither the Series B Preferred Stock nor the Series B-1 Preferred Stock would thereafter be convertible to common stock at the election of the Company.

Holders of Preferred Stock may elect to convert their shares to common stock prior to Mandatory Conversion Date, assuming receipt of shareholder and regulatory approvals.

The Company’s and Carpenter’s respective obligations to close under the Stock Purchase Agreement are subject to conditions including (i) the Company’s appointment of an individual identified by Carpenter to the Company’s Board of Directors and that of its subsidiary, Bridge Bank, N.A., (ii) the Company having satisfied all requirements necessary to consummate the sale of preferred shares under the U.S. Treasury’s TARP Capital Purchase Program, (iii) the Company’s delivery of voting agreements signed by the Company’s directors in which the directors agree to vote in favor of conversion of the Series B Preferred Stock at the Special Meeting, (iv) the Company’s delivery of a Registration Rights Agreement and Management Rights Letter, each in the forms attached as exhibits to the Stock Purchase Agreement and (v) other customary closing conditions. In addition, Carpenter must receive approval of its investment by of the Board of Governors of the Federal Reserve System prior to closing. Carpenter, which is already a registered bank holding company under the Bank Holding Company Act of 1956, as amended, filed its application with the Board of Governors of the Federal Reserve System on December 4, 2008.

The Stock Purchase Agreement and the Management Rights Letter provide Carpenter with certain rights. For so long has Carpenter holds securities representing 10% or more of the Company’s outstanding common stock on an as-converted basis, the Company is required (i) to elect one person designated by Carpenter and reasonably acceptable to the Company to the Board of Directors of the Bank, (ii) to recommend to its shareholders one person designated by Carpenter for election to the Board of Directors of the Company at the Company’s annual meeting; and (iii) to permit Carpenter to participate in certain offerings of common stock or securities convertible in to common stock so as to allow Carpenter to prevent dilution of its ownership. In addition, for so long has Carpenter holds securities representing 5% or more of the Company’s outstanding common stock on an as-converted basis, the Company is required (i) to provide access to the Company’s books, records and management, (ii) to consult with and advise management of the Company on significant business issues and (iii) if Carpenter is not represented on the Company’s Board of Directors, to provide copies of materials provided to the Board.

This description of the Stock Purchase Agreement, the rights and terms of the Preferred Stock, the Registration Rights Agreement, the Management Rights Letter and the Voting Agreement is a summary, does not purport to be a complete a description of all of the terms of such agreements and the Preferred Stock, and is qualified in its entirety by reference to:

• The Stock Purchase Agreement between the Company and Carpenter, which is attached hereto as Exhibit 10.1;
• the form of the Certificate of Determination of Preferences and Rights of the Series B Preferred Stock and Series B-1 Preferred Stock, which is included as Exhibit C to the Stock Purchase Agreement;
• the form of Management Rights Letter, which is included as Exhibit D to the Stock Purchase Agreement;
• the form of Registration Rights Agreement, which is included as Exhibit E to the Stock Purchase Agreement; and
• the form of Voting Agreement, which is included as Exhibit F to the Stock Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K:

10.1
Stock Purchase Agreement dated as of December 4, 2008 by and between the Company and Carpenter Fund Manager GP, LLC on behalf of Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P.

99.1	Press release issued by the Company on December 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2008

BRIDGE CAPITAL HOLDINGS

By:	/s/ Thomas A. Sa
Thomas A. Sa
Executive Vice President
and Chief Financial Officer
(Duly Authorized Officer)

Exhibit Index

Exhibit Number	Description

10.1
Stock Purchase Agreement dated as of December 4, 2008 by and between the Company and Carpenter Fund Manager GP, LLC on behalf of Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P.

99.1	Press release issued by the Company on December 4, 2008.